EXHIBIT 10.26
                    AMENDED AND RESTATED LOAN AGREEMENT

1.   DATE: March 20, 2000.

2.   PARTIES:

     2.1. JAMES E. ACRIDGE, an unmarried man ("Borrower"); and

     2.2. GIANT INDUSTRIES, INC., a Delaware corporation ("Lender").

3.   RECITALS:

     3.1. Lender made a loan in the original principal sum of $4,000,000 (the "Original Principal Amount") to Borrower on September 17, 1998 in accordance with the terms of a Promissory Note of even date therewith (the "Original Note") and an agreement of even date therewith (the "Original Agreement").

     3.2. Lender and Borrower entered into a Modification
Agreement effective December 23, 1998 (the "Modification Agreement") to amend the Original Agreement to provide for, among other things, an extension of the period for repayment and for an additional advance by Lender to Borrower of $1,000,000 (the "Additional Principal Amount" and, collectively with the Original Principal Amount, the "Loan"). In connection with the Modification Agreement, Borrower executed an Amended and Restated Promissory Note of even date therewith.

     3.3. Lender and Borrower desire to further amend and restate the Agreement, as amended by the Modification Agreement, to memorialize certain agreements made between them in connection with the Loan. This Amended and Restated Agreement is referred to herein as the "Agreement." In addition, Borrower has agreed to execute, in connection with this Agreement, a new Amended and Restated Note of even date herewith (the "Restated Note").

4.   AGREEMENTS:

     4.1. Adoption of Recitals. The foregoing recitals are adopted as agreements of the parties and not as mere recitals of fact, and are incorporated herein.

     4.2. Notice of Status of Stock Pledges. Borrower agrees to provide to Lender, immediately upon receipt thereof, written notice of (and in the case of an item which is written, true copies of):

          4.2.1. any notice of default received on any Stock Pledge or the underlying loan which Stock Pledge secures;

          4.2.2. any margin call or other demand for the furnishing of any additional security for any loan secured by a Stock Pledge which Borrower is unable or unwilling to satisfy;

          4.2.3. any notice of any fact which, with the passage of time, will become a default under any loan secured by a Stock Pledge;

          4.2.4. any notice that any lender holding a loan secured by a Stock Pledge deems itself insecure or for any other reason demands payment of the loan or gives notice that it will not renew the loan upon its maturity even if such renewal is requested by Borrower;

          4.2.5. any notice that any lender refuses to renew a loan secured by a Stock Pledge following application or other request for renewal by Borrower;

          4.2.6. any demand for payment by any lender under a loan secured by a Stock Pledge, whether or not there is any claim of default (other than requests for payments due in the ordinary course of such loan which are not of a material amount); or

          4.2.7. the receipt of any levy or notice of levy or issuance of a writ of replevin, execution or other writ of any nature against any stock of Lender owned by Borrower, whether or not such stock is subject to a Stock Pledge.

Any such notice shall be referred to herein as a "Default
Notice". Notwithstanding the foregoing, however, Borrower shall not be required to give Lender any Default Notice if Borrower reasonably believes that he will be able to cure any such default or other event or otherwise take appropriate action that will prevent foreclosure by such lender of the applicable Stock Pledge and such action by Borrower is otherwise permissible under the terms of this Agreement.

     4.3. Right of First Refusal. So long as there is an unpaid balance under the Loan, in the event Borrower decides to sell or otherwise dispose of any of the stock subject to a Stock Pledge, otherwise than pursuant to a transaction permitted under Section 4.4 hereof, Borrower shall first give written notice to Lender of his intent to sell or otherwise dispose of the stock, with all details of the intended disposition, including but not limited to the identity of the transferee; the price upon sale or disposition; and the terms of such sale or disposition. Borrower agrees that he shall not complete such contemplated sale or disposition until the earlier of ten days after said notice or a written waiver by Lender of this right of first refusal. During the ten day period, Lender shall be entitled to elect to exercise this right of first refusal by giving written notice to Borrower of such election. In the event the election is to exercise the right of first refusal, then Lender shall proceed to close the transaction upon the same terms and conditions as were contained in the original notice from Borrower, or upon such other terms as Borrower and Lender may thereupon agree. If Lender does not give notice of election to exercise the right of first refusal on or before the close of business on the 10th day following receipt of written notice by Lender, such right shall lapse as to the stock involved in the notice, and Borrower may sell or dispose of such stock on the same terms and conditions as contained in such notice.

     4.4. Negative Pledge. Borrower agrees that, so long as there is an outstanding balance under the Loan, Borrower shall not, without the prior written consent of Lender (or compliance with the right of first refusal set forth in the preceding section), sell, transfer, encumber or further encumber any of the common stock of Lender owned or controlled by Borrower, and that the sale, transfer or encumbrance of any of such stock shall be a default hereunder, and shall entitle Lender to accelerate the balance due under the Restated Note and to exercise any or all remedies available to it. However, the foregoing negative pledge shall not prohibit Borrower from: (a) exercising his full borrowing authority under any of the existing loans of Borrower that are secured by a Stock Pledge; or (b) refinancing any of such existing loans at interest rates and on terms that are not materially more burdensome to Borrower and, in connection therewith, re-encumbering in favor of the new lender the stock released from the Stock Pledge that secured the existing loan; (c) pledging any unencumbered shares now or hereafter acquired by Borrower in connection with any existing or refinanced loans permitted by this
Section 4.4; or (d) selling not more than an aggregate of 411,200 shares of Lender stock in market or privately-negotiated transactions for a purchase price equal to the fair value thereof, provided that the sales proceeds are used to retire indebtedness or otherwise invested in Borrower's assets.

     4.5. Payment of Loans Secured by Stock Pledges. Borrower agrees that he shall promptly discharge when due all sums due under each loan secured by a Stock Pledge. If Lender determines that a default exists or is imminent, Lender may give notice to Borrower to cure such default or imminent default, and, if Borrower does not do so within ten days (or such shorter period as may be required in any Default Notice), Lender shall have the right, but not the obligation, to cure such default on behalf of Borrower, and any amounts expended pursuant to such cure by Lender shall be added to the indebtedness and shall thereafter bear interest at the default rate set forth in the Restated Note until paid. Borrower hereby appoints Lender as his attorney in fact for the purpose of making any such cure, which power is coupled with an interest and is irrevocable so long as any balance remains outstanding under the Loan.

     4.6. Voting Rights.  Notwithstanding anything in this
Agreement to the contrary, during the period of this Agreement or until any stock is actually sold or otherwise transferred out of the control of Borrower, Borrower shall retain all voting rights attributable to such stock, other than as may be specified in any Stock Pledge.

     4.7. Pledge of Membership Interest in Pinnacle Rawhide,
L.L.C.   Borrower agrees to execute in favor of Lender a Pledge and
Security Agreement substantially in the form of Exhibit "A" attached hereto and incorporated herein by this reference in order to secure Lender's loan to Borrower, and to deliver and file appropriate UCC Financing Statements as requested by counsel to Lender to evidence the same.

     4.8. Release of Lender. Borrower acknowledges with respect to the amounts owing to Lender that Borrower has no offset, defense or counterclaim with respect thereto, no claim or defense in the abatement or reduction thereof, nor any other claim against Lender or with respect to any document forming part of the transaction in respect of which the Restated Note was made, which shall include, but not be limited to, any action which Lender may take in enforcing its rights given under the Restated Note or this Agreement. To the extent any such offset, defense, counterclaim, or other claim (collectively, "Claims") may exist, Borrower, on behalf of himself and his successors and assigns,

          4.8.1. hereby forever and irrevocably releases and discharges Lender and its officers, successors, representatives, agents, attorneys, employees, predecessors, and assigns, and each of them, from any and all Claims, demands, obligations, suits, causes of action, and liabilities whatsoever, in law or in equity, which Borrower had, now has or may have which have arisen out of, or may arise from, any matter, cause, event, or transaction, whether known or unknown, or whether or not presently asserted, arising from or in connection with the Loan, and

          4.8.2. hereby waives the provisions of any law providing that a general release does not extend to claims a party does not know of or suspect to exist at the time it gives such release, and
4.8.3. Borrower does hereby agree that this waiver and covenant on the part of Borrower is contractual, and not a mere recital, and the parties acknowledge and agree that no liability whatever is admitted by any party, except Borrower's indebtedness to Lender under the Restated Note and its associated documents and this Agreement.

     4.9. General Borrower Agreements.  Borrower agrees:

          4.9.1. to repay the Loan in accordance with the terms of the Restated Note;

          4.9.2. to provide Lender, upon execution of this Agreement, a general repayment plan and to update such plan as circumstances warrant so long as there is an unpaid balance under the Loan, with such plan to be in form and substance as reasonably required by Lender;

          4.9.3. to provide Lender, within 30 days after the end of each calendar quarter, an unaudited balance sheet of Borrower;

          4.9.4. to provide Lender with all other documents reasonably required by Lender to give effect to this Agreement;

          4.9.5. Lender has no obligation whatsoever to make any other loans or advances to or for his benefit;

          4.9.6. this Agreement is not intended for and shall not be construed for the benefit of any party not a signatory hereto;

          4.9.7. this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns;

          4.9.8. this Agreement constitutes the entire agreement (including all representations and promises made) among the parties with respect to the subject matter hereof, and no modification or waiver shall be effective unless in writing and signed by the party to be charged;

          4.9.9. the indebtedness represented by the Restated Note and this Agreement is for commercial or business purposes;

          4.9.10. time is of the essence hereof; and

          4.9.11. Borrower acknowledges that he has thoroughly read and reviewed the terms and provisions of this Agreement and is familiar with the same, that the terms and provisions contained herein are clearly understood by him and have been fully and unconditionally consented to by him, and that Borrower's execution of this Agreement is done freely, voluntarily, with full knowledge and without duress, and that in executing this Agreement, Borrower is relying on no other representations either written or oral, express or implied, made to Borrower by any other party hereto, and that the consideration received by Borrower hereunder has been actual and adequate.

     4.10. No Release of Stock Restrictions. Nothing contained herein shall annul, release, vary, modify or affect any currently-existing restrictions on any stock of Lender owned by Borrower, all of which shall continue in full force and effect. Lender specifically reserves and shall have all rights and remedies available to it under such stock restrictions for the purpose of compliance with law, regulation or contract.

     4.11. Agreements of Borrower and Lender. Borrower and Lender acknowledge and agree that: (a) the unpaid principal balance of the Loan as of the effective date of this Agreement is as set forth in the Restated Note; (b) this Agreement is a valid, binding agreement enforceable in accordance with its terms; and (c) they hereby ratify and confirm the security and enforceability of the Original Agreement, as amended and restated by this Agreement.

     4.12. Time of the Essence. Time is of the essence of all provisions of the Restated Note and this Agreement.

     4.13. Notices.  Lender hereby appoints Richard T. Kalen, Jr.
as its representative to give and receive notices pursuant to this Agreement and to otherwise act on behalf of Lender in connection with the Loan. Any notices required to be sent to any party hereto shall be sent to the parties as follows:

 To Borrower:

      James E. Acridge
      23733 North Scottsdale Road
      Scottsdale, Arizona 85255
      Facsimile number (480) 585-8985

 To Lender:

      Richard T. Kalen, Jr.
      Kalen & Associates
      6162 E. Mockingbird Lane
      Suite 201A
      Dallas, Texas 75214
      Facsimile number (214) 823-4646

     Notices shall be effective upon hand delivery or delivery by facsimile transmission, followed by hand delivery. Either party shall have the right to change the address for notices by delivery of a written notice to such effect to the other party.

Dated as of the date first above written.

                BORROWER:

                /s/ JAMES E. ACRIDGE
               ___________________________________
                          James E. Acridge

                LENDER:

                GIANT INDUSTRIES, INC., a Delaware corporation


                By: /s/ MARK B. COX
                _____________________________________
                Name:  Mark B. Cox
                Title:  Treasurer

                           EXHIBIT "A"

                  PLEDGE  AND SECURITY AGREEMENT


          THIS PLEDGE AGREEMENT (hereinafter "Agreement"), is dated effective as of March 10, 2000, and is made by JAMES E. ACRIDGE, an unmarried man ("Acridge") and PINNACLE RODEO, L.L.C., an Arizona limited liability company ("Rodeo") (referred to together in the singular, from time to time, as "Pledgor"), to GIANT INDUSTRIES, INC., a Delaware corporation ("Pledgee").

                    PRELIMINARY STATEMENTS:

          A. Acridge and Pledgee have entered into a loan transaction wherein Pledgee has lent to Acridge the sum of $5,000,000.00 in accordance with the terms of an Amended and Restated Loan Agreement of even date herewith, and an Amended and Restated Promissory Note of even date herewith (the "Note"). The parties have also entered into an Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement"). The obligations of Acridge under the Note and the Loan Agreement are referred to from time to time hereafter as the "Obligations."

          B. Acridge is the sole member of Rodeo, which in turn is the sole owner of 100% of the membership interests (the
"Membership Interest") in Pinnacle Rawhide, L.L.C., an Arizona limited liability company, (the "Company").

          C. Pursuant to the terms of certain financing agreements with Western Town, L.L.C. and Hirsch Investment Co., L.L.C., both Arizona limited liability companies, Pledgor is entitled to pledge to third parties no more than 49% of the ownership interests in the Company, and Pledgor is willing to do so pursuant to the terms hereof.

          D. Each capitalized term used herein that is not otherwise defined herein shall have the meaning ascribed to such term in the Note.

          NOW, THEREFORE, in consideration of the premises, Pledgor hereby agrees as follows:

     1. PLEDGE. Pledgor hereby grants to Pledgee a first priority security interest in the following (the "Pledged Collateral"):

          1.1. Collateral Definition: The Collateral shall consist of the following:

               1.1.1. All rights of Rodeo as a member of the Company to the extent of 49% of the total Membership
Interest therein (including without limitation the right to distributions of cash or property from the Company), which is herein called the "Interest;" and

               1.1.2. All proceeds of or distributions or payments under the Interest.

          1.2. Definition of "Net Cash Flow". For the purposes of this Agreement, the term "Net Cash Flow" shall mean means the gross cash proceeds to the Company from all sources, less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Manager of Company, Rodeo, in its reasonable discretion.

          1.3. Payment of Net Cash Flow with respect to the Interest When No Default Exists: During the term of this Pledge, and prior to any default under the Note, the Loan Agreement or hereunder, the Net Cash Flow after accounting for any payments or reserves required by the existing lenders to Rodeo or Company attributable to the Interest shall be paid as follows:

               1.3.1. Pledgor shall cause the Company to distribute from time to time sufficient amounts of all Net Cash Flow to Pledgee to make payments then due; and

               1.3.2. Pledgor shall cause the Company to distribute from time to time the balance of all Net
Cash Flow to Pledgor.

          1.4. Payment of Net Cash Flow with respect to the Interest After Default: After any default has occurred under the Note, the Loan Agreement or hereunder, Pledgor shall cause the Company to distribute all Net Cash Flow after accounting for any payments or reserves required by the existing lenders to Rodeo or Company to Pledgee on account of Acridge's Obligations under the Note, the Loan Agreement and hereunder.

     2.   SECURITY FOR OBLIGATIONS.

          2.1. Obligations Secured. This Agreement secures the payment and performance of the Obligations by Acridge.

          2.2. Acknowledgment of Consideration.   Rodeo
acknowledges that it has benefited by the investment of moneys by Acridge in Rodeo, and that the results of such investment enabled it to acquire the Interest pledged herein. Although the Obligations are those of Acridge and not of Rodeo, Rodeo acknowledges that it has received valuable consideration in the form of the aforesaid investment of moneys by Acridge, the receipt and sufficiency of which are hereby acknowledged, for its pledge of the Interest as set forth herein, and all of the terms and conditions of this Agreement are fully binding upon it as set forth herein.

     3. FINANCING STATEMENTS. To perfect the security interest granted hereby in accordance with the Uniform Commercial Code in effect in the State of Arizona (the "Code"), Pledgor shall, contemporaneously with the execution hereof, execute and deliver to Pledgee a financing statement (the "Financing Statement") in form satisfactory to Pledgee. Pledgor agrees that, from time to time hereafter, it will execute and deliver to Pledgee such further instruments and documents as Pledgee may reasonably request which are necessary for the purpose of perfecting and continuing the perfection of the security interest granted hereby.

     4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Pledgee as follows:

          4.1. Authorization. This Agreement has been duly authorized, executed and delivered by Pledgor and creates a valid security interest in the Pledged Collateral under the Code, and when the Financing Statement is duly filed with the Arizona Secretary of State, Pledgee will have a first priority security interest in the Pledged Collateral.

          4.2. No Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in a breach, default or violation of any statute or governmental rule or regulation, or theng Agreement or any other agreement to which Pledgor is a party or by which any of Pledgor's property is bound.

          4.3. Good Title. Pledgor is the legal owner of the Pledged Collateral and has neither granted any other security interest in the Pledged Collateral nor executed any financing statement with respect thereto (other than the Financing Statement), except that there is an existing security interest in the Pledged Collateral in favor of Western Town, L.L.C. and/or Hirsch Investment Co., L.L.C., which existing security interest will be subordinated to the Pledge herein created under documents complying with the obligations of such lienholders to subordinate to the Pledge herein created (the "Subordinate Pledge").

          4.4. Business Location. The chief place of business and chief executive office of Pledgor are located at the address for Pledgor specified on the signature page below. Pledgor shall promptly notify Pledgee of any change in either.

          4.5. Priority. This Agreement creates a first priority security interest, free from any other liens, claims or security interests, at such time as the subordination agreements to create Subordinate Pledge have been executed.

          4.6. No Amendments. That it will not consent to or permit any amendment to any governing document of, or to the admission of any new member of, either Company or Rodeo, without the prior written consent of Pledgee.

          4.7. Consents. That no consent or approval of any member of the Company is required to permit the pledge of the Interest hereunder or such consent or approval has been given.

     5. OTHER LIENS. Other than the Subordinate Pledge described herein, Pledgor agrees that it will not create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to the Pledged Collateral, except for the security interest under this Agreement.

     6. REMEDIES OF PLEDGEE. In the event that an Event of Default shall occur under the Note, then Pledgee shall have and may exercise, with respect to the Pledged Collateral and pursuant to the security interest created hereby, all rights and remedies under the Arizona Uniform Commercial Code (the "Code"). Pledgee may immediately direct the Company not to make any distributions to Pledgor, and to make all distributions directly to Pledgee.
The proceeds from any foreclosure sale pursuant to the Code shall be applied first toward the costs and expenses of such sale, second towards any attorneys' fees owing to the Pledgee pursuant to Section 15 hereof, third towards the satisfaction of the defaulted Obligations, fourth toward the satisfaction of any indebtedness secured by a subordinate security interest in the Pledged Collateral, and the surplus (if any) to the Pledgor.
Prior to Pledgee's foreclosure of the security interest herein granted in the Interest, none of Pledgor's rights, options, elections, privileges or other benefits of any nature under any governing document of Company or otherwise, including without limitation all rights to receive distributions of cash or property pursuant to any governing document of Company, shall be restricted or limited by the existence of such security interest (nor may Pledgee exercise any such rights, options, elections, privileges or other benefits), and Pledgor may continue to receive such distributions and exercise such other rights, options, elections, privileges and benefits, subject to the provisions of any governing document of Company. In the event that Pledgee has and exercises remedies under the Code pursuant to and in accordance with the terms of this Section 6, any notice of sale required by law shall be deemed "commercially reasonable" if such notice is given at least ten (10) days prior to the time of such sale.
Pledgor recognizes that Pledgee may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities law, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale (if otherwise commercially reasonable) shall be deemed to have been made in a commercially reasonable manner. Nothing contained in the two immediately preceding sentences shall be construed as an agreement between Pledgor and Pledgee that the Pledged Collateral does constitute a "security" within the meaning of the Securities
Act of 1933 or applicable state securities laws, or that the Pledged Collateral cannot be sold at a public sale.

     7. REMEDIES CUMULATIVE. The remedies of the parties hereto under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled including, without limitation, the remedies under the Note or the Loan Agreement.

     8. AMENDMENTS, ETC. Any amendment, modification or waiver of any provision of this Agreement shall be void and of no force or effect unless made in writing, signed by the party or parties to be bound and specifying with particularity the nature and extent of such amendment, modification or waiver. No delay in exercising, or failure to exercise, any right, remedy or power hereunder shall impair such right, remedy or power or any right, remedy or power of Pledgee under the Note or the Loan Agreement or shall be construed to be a waiver of any default hereunder or under the Note or the Loan Agreement.

     9. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called a "Notice") shall be in writing and shall be given either by hand delivery or by certified mail, return receipt requested, to the addresses set forth beneath the signature of each party hereto. Notices given by hand delivery shall be effective as of the date delivered. Notices sent by mail shall be effective three days following deposit with the United States Postal Service. Both parties agree that, in the event of any notice given to the other party, the notice shall also be sent to the holder of the Subordinate Pledge at the following address: c/o I. Jerome Hirsch, Jaren Corporation, 4455 East Camelback Road, Suite 215-A, Phoenix, Arizona 85018. In the event any party (including the holder of the Subordinate Pledge) wishes to change the address for notices as specified herein, it shall give a notice pursuant to this section, whereupon the new notice shall be effective after the time stated herein.

     10. SEVERABLE PROVISIONS; ENFORCEABILITY. Each provision of this Agreement is intended to be severable. If any provisions hereof shall be declared by a court of competent jurisdiction to be illegal, unenforceable or invalid for any reason whatsoever, such illegality, unenforceability or invalidity shall not affect the validity of the remainder of this Agreement. Time is of the essence hereof.

     11. TERMINOLOGY. All captions, headings or titles in the paragraphs or sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement or affect the construction or interpretation of this Agreement.

     12. CONTINUING SECURITY INTEREST; TRANSFER OF OBLIGATIONS. This Agreement creates a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until performance in full of the Obligations, (ii) be binding upon the Pledgor, its successors, transferees and assigns and (iii) inure to the benefit of the Pledgee and its successors, transferees and assigns. The security interest herein granted shall terminate, and Pledgee shall execute and deliver to Pledgor such termination statements and other instruments as shall be necessary to release such security interest, when the Obligations of Acridge have been fully satisfied and all liabilities and obligations of Acridge under the Note or the Loan Agreement has terminated. Pledgor shall promptly notify Pledgee of any transfer of Pledgor's Interest and any change in Pledgor's name or the location of its chief executive office or principal place of business, and upon the happening of any of the foregoing events shall cause the Pledgor and transferee to execute such additional financing statements, continuation statements or other documents as may be necessary to continue the perfection of the security interest herein granted. The security interest herein granted shall continue in effect notwithstanding any transfer of Pledgor's Interest, regardless of whether such transfer may be permitted pursuant to this Agreement or any governing document of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns any rights, benefits or obligations hereunder.

     13. INTERPRETATION. The parties hereto and their respective legal counsel have participated extensively in the preparation, negotiation and drafting of this Agreement. Accordingly, no presumption will apply in favor of any party hereto in the interpretation of this Agreement or in the resolution of the ambiguity of any provision hereof.

     14. GOVERNING LAW; TERMS. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Arizona. Unless otherwise defined herein, terms defined in Article 9 of the Code are used herein as therein defined.

     15. ATTORNEYS' FEES. In the event of any claim, controversy or dispute arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in connection with any arbitration or court proceeding.

          IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its authorized officer thereunto duly authorized as of the date first above written.

PLEDGOR:                           PLEDGEE:

                                   GIANT INDUSTRIES, INC., a
                                   Delaware corporation

_________________________          By:_______________________
     James E. Acridge              Name:  Mark B. Cox
                                   Title:  Treasurer
Address:                           Address:
23733 N. Scottsdale Road           23733 N. Scottsdale Road
Scottsdale, Arizona 85255          Scottsdale, Arizona 85255

PINNACLE RODEO, L.L.C., an Arizona
limited liability company

By: ______________________________
     James E. Acridge
     Sole Member

Address:
23733 N. Scottsdale Road
Scottsdale, Arizona 85255

This Agreement is executed by the undersigned limited liability company solely to consent to the pledge of the Interest hereunder.

          PINNACLE RAWHIDE, L.L.C., an Arizona
               limited liability company

          By:___________________________________
               James E. Acridge, sole member of
               Pinnacle Rodeo, L.L.C., its manager

               Address:
               23733 N. Scottsdale Road
               Scottsdale, Arizona 85255